UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2013

OSH 1 Liquidating Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11679	95-4214109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Del Oro San Jose, CA	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 281-3500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

Confirmation of Plan of Liquidation

As previously announced, on June 17, 2013, OSH 1 Liquidating Corporation (formerly Orchard Supply Hardware Stores Corporation) (the “Company”) and its subsidiaries, OSH 2 Liquidating LLC (formerly Orchard Supply Hardware LLC) and OSH 3 Liquidating LLC (formerly OSH Properties LLC) (collectively, the “Debtors”), filed voluntary petitions for relief (the “Chapter 11 Petition”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On August 30, 2013, as part of the Chapter 11 Petition, the Company completed the sale of a majority of its assets to Orchard Supply Company, LLC, a Delaware limited liability company affiliated with Lowe’s Companies, Inc.

On December 20, 2103, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Modified First Amended Plan of Liquidation as filed with the Bankruptcy Court on December 6, 2013 (the “Plan”). The effective date of the Plan (the “Effective Date”) has yet to be determined. A copy of the Plan, as confirmed by the Bankruptcy Court, and the Confirmation Order are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

PURSUANT TO THE TERMS OF THE PLAN, ALL OF THE COMPANY’S EXISTING EQUITY INTERESTS, CONSISTING OF AUTHORIZED AND OUTSTANDING SHARES OF SERIES A PREFERRED STOCK, CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C COMMON STOCK WILL BE DEEMED CANCELLED UPON THE EFFECTIVE DATE.

Summary of Plan

The following is a summary of the material terms of the Plan, as confirmed by the Bankruptcy Court. This summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

The Plan provides for the appointment of a Responsible Person for the sole purpose of liquidating and distributing the remaining assets of the Debtors, and a GUC Trustee for the sole purpose of reconciling and distributing the GUC Trust Assets to the GUC Trust Beneficiaries. Neither the Responsible Person nor the GUC Trust will engage in any business activities other than winding down the remaining affairs of the Debtors.

Other than Administrative Expense Claims, Priority Tax Claims and Other Priority Claims, the claims and interests in the Debtors are divided into four classes. The Plan generally provides for payment in full, in cash, to holders of Class 2 Other Secured Claims. Holders of Class 3 General Unsecured Claims are entitled to receive a pro-rata portion of the GUC Trust Assets. Holders of Class 1 Senior Secured Term Loan Claims are entitled to receive a pro rata portion of any proceeds that remain after the payment and full satisfaction of Administrative Expense Claims, Priority Tax Claims, Claims in Class 2 and Claims in Class 3. Claims in Class 4 consist of the Company’s equity interests, which will receive no distribution and shall be deemed cancelled on the Effective Date.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Plan, all equity interests in the Company (including outstanding shares of Series A Preferred, Class A Common Stock, Class B Common Stock, Class C Common Stock, options, warrants or contractual or other rights to acquire any equity interests of the Company) will be deemed cancelled on the Effective Date.

Following the Effective Date, the Company intends to file a Form 15 with the Securities and Exchange Commission to terminate and suspend the reporting requirements related to its Series A Preferred Stock and Class A Common Stock under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Modified First Amended Plan of Liquidation.

2.2	Confirmation Order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2013	OSH 1 LIQUIDATING CORPORATION

	By:	/s/ Bradley I. Dietz
	Name:	Bradley I. Dietz
	Title:	Chief Executive Officer, President,
Chief Financial Officer and Secretary